For Release                                  For Further Information Contact:
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March 13, 2003                               Stanley M. Kiser
                                             President & CEO
                                             (304) 652-3671


                   SISTERSVILLE BANCORP, INC ANNOUNCES
                      COMPLETION OF STOCK REPURCHASE

     Sistersville, West Virginia - Sistersville Bancorp, Inc. (the "Company"), the parent holding company of First Federal Savings Bank (the "Bank"), today announced it has completed the repurchase of 43,759 shares, or 10% of the Company's outstanding common stock, through open market purchases. The Company now has 393,833 shares outstanding.

     First Federal Savings Bank is a federally chartered savings bank, conducting business from its main office in Sistersville and from its branch facility at Parkersburg, West Virginia. The Bank's deposits are insured to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). The Company's common stock is traded in the over the counter market with quotations available through the OTC "Electronic Bulletin Board" under the symbol "SVBC".